UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HAYNES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1185400 (I.R.S. Employer Identification Number)
1020 West Park Avenue Kokomo, Indiana 46904-9013 (765) 456-6000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file numbers to which this form relates: 333-140194

Securities to be registered pursuant to Section 12(b) of the Act: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

The purpose of this Amendment No. 1 is to withdraw the registration of the Common Stock of Haynes International, Inc. pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act"). The Registrant will file a new Form 8-A for registration of the Registrant's common stock pursuant to Section 12(b) of the Act.

Item 1. Description of Registrant’s Securities to be Registered.

None.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this amendment of the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2007

HAYNES INTERNATIONAL, INC.

By: _/S/ MARCEL MARTIN__________________
Marcel Martin, Chief Financial Officer